CERTIFICATE OF INCORPORATION

                                       OF

                             TILDEN ASSOCIATES INC.

                     --------------------------------------



               FIRST:       The name of this corporation shall be:

                             TILDEN ASSOCIATES INC.

               SECOND:     Its registered office in the State of Delaware is to
         be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent as such address is CORPORATION SERVICE COMPANY.


               THIRD:       The purpose or purposes of the corporation shall be:


               To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

               FOURTH:      The total number of shares of stock which this
         corporation is authorized to issue is:

         Two Thousand (2,000) Shares without Par Value.

               FIFTH:       The name and address of the corporation is as
         follows:

                              Sharon J. Branscome
                              Corporation Service Company
                              1013 Centre Road
                              Wilmington, DE 19805

               SIXTH:        The Board of Directors shall have the power to
         adopt, amend or repeal the by-laws.

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               SEVENTH:      No director shall be personally liable to the
         Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowledge of violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

               IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twenty-sixth day of June, A.D., 1995.


                                            /s/ SHARON J. BRANSCOME
                                            ------------------------------------
                                            Sharon J. Branscome
                                            Incorporator


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                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        ---------------------------------

         I, EDWARD I. FREEL, SECRETARY OF STATE. OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "TILDEN ASSOCIATES INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JUNE, A.D. 1995, AT 9 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE WAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OR DEEDS FOR RECORDING.

                                            /s/ EDWARD J. FREEL
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

2519401  8100                               Authentication:      7555268
950142277                                   Date:                06-27-95

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
                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                             TILDEN ASSOCIATES INC.

                     ---------------------------------------


         TILDEN ASSOCIATES, INC, a corporation organized and existing under and by virtue of the General Corporation law of the States of Delaware, DOES HEREBY
CERTIFY:

         FIRST.       That the Board of Directors of said corporation at a
meeting duly convened and held, adopted the following resolution:

         RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article Fourth of the Certificate of Incorporation be amended to read as follows:

         FOURTH:      The total number of share of stock which this corporation
is authorized to issue is:

         SIXTY MILLION (60,000,000) SHARES AT .0001 PAR VALUE

         SECOND.      That the said amendment has been consented to and
authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of
Section 228 of the Central Corporation Law of the State of Delaware.

         THIRD.       That the aforesaid amendment was duly adopted in
accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by MARVIN E. KRAMER this 2nd day of August, A.D. 1996.


                                            /s/ MARVIN E. KRAMER
                                            ------------------------------------
                                            Authorized officer
                                            Marvin E. Kramer

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                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        ---------------------------------

         I, EDWARD J. FREEL SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TILDEN ASSOCIATES INC.," FILED IN THIS OFFICE ON THE FIFTH DAY OF AUGUST, A.D. 1996 AT 9 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                            /s/ EDWARD J. FREEL
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

2519401  8100                               Authentication:      8055914
960226766                                   Date:                08-06-96

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
                         SECOND CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TILDEN ASSOCIATES INC.

                          -----------------------------

         TILDEN ASSOCIATES INC., a corporation organized and existing under and by virtue of the General Corporation law of the States at Delaware DOES HEREBY
CERTIFY:

         FIRST.       The Corporation was duly incorporated by Certificate filed
June 26, 1995 which certificate was amended by a Certificate of Amendment dated August 2, 1996, and that a special Joint Meeting of Shareholders and Directors of said corporation duly convened and held, adopted the following resolution:

         RESOLVED that the shareholders hereby declare it advisable and in the best interest of the company that Article Fourth of the Certificate of Incorporation as previously amended, be further amended to read as follows:

               "The total number of shares of stock which this corporation is authorized to issue is THIRTY MILLION (30,000,000) SHARES AT .0005 PAR VALUE":

         SECOND:      That the said amendment has been consented to and
authorized by the holders of a majority of the issued and outstanding stock entitled to vote at a meeting of shareholders held on December 17, 1997, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD:       That the aforesaid amendment was duly adopted in
accordance with provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware


         IN WITNESS WHEREOF, said corporation has caused this Certificate to the signed by MARVIN E. KRAMER this 21st day of January A.D. 1998


                                            /s/ MARVIN E. KRAMER
                                            ------------------------------------
                                            Authorized Officer
                                            Marvin E. Kramer

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
                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        ---------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TILDEN ASSOCIATES INC.," FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JANUARY, A.D. 1998 AT 4:30 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                            /s/ EDWARD J. FREEL
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

2519401  8100                               Authentication:      8881038
981025511                                   Date:                01-23-98

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
                            APPLICATION FOR AUTHORITY

                                       OF

                              TILDEN ASSOCIATES NC.


                                            Marvin E. Kramer & Associates, P.C.
Filed by:                                   1325 Franklin Avenue
                                            Garden City, New York 11530

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                            APPLICATION OF AUTHORITY

                                       OF

                             TILDEN ASSOCIATES INC.


         Under Section 1304 of the Business Corporation Law.

         To the Department of State of the State of New York.

         Application is hereby made by the corporation above named, a foreign corporation, for authority to do business in the State of New York:


         1. The name of the corporation in the jurisdiction of its incorporation is TILDEN ASSOCIATES INC.

               In the State of New York the corporation will use the fictitious name TILDEN FRANCHISING CO.

         2. The jurisdiction of its incorporation is Delaware and the date of its incorporation is June 26, 1995.

         3. The business which the corporation proposes to do in the State of New York, to wit:

         To license, sell, franchise, lease or otherwise deal in and dispose of rights, licenses, permissions, franchises, products, trademarks, trade names, or any other real, personal, or intangible property or assets of every nature and description of any person, firm, corporation, or business organization to any other person, firm, corporation or business organization and to buy, sell, Exchange, lease, license, hold, use, own or otherwise deal in, trade in or otherwise dispose of the products, trademarks, trade names, or any other real, personal or intangible property or assets of any person, firm, corporation or business organization.

         To carry on a general mercantile, industrial, investing and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as Lessor or 1essee, distribute, job, enter into, negotiate, execute, acquire and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other

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rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, or in any other lawful capacity, goods, wares, merchandise, commodities and unimproved, improved, finished processed and other real, personal and mixed property of any and all kinds, together with the components, resultants, end by-products thereof.

         The aforesaid business is authorized in the jurisdiction of its incorporation.

         4     The office of the corporation, within the State of New York, is to be located in the County of Nassau.

         5. The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy o4 any process against the corporation served upon him is:

                         1325 Franklin Avenue
                         Suite 165
                         Garden City, New York 1153O

         6. The corporation has not since its incorporation or since the date its authority to do business in the State of New York was last surrendered engaged in any activity in this state except as set forth in Section 1301 (b) of the Business Corporation Law.

         Annexed hereto is a certificate by an authorized officer of the jurisdiction of its incorporation that the corporation is an existing corporation.


         IN WITNESS WHEREOF, this certificate has been subscribed this 22nd day of October, 1996 by the undersigned who affirms that the Statements herein are true under the penalties of perjury.

                                             /s/ LAWRENCE A. KIRSCH
                                             -----------------------------------
                                             LAWRENCE A. KIRSCH
                                             Attorney-In-Fact

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
                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY 0F STATE

                        --------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "TILDEN ASSOCIATES INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS CORPORATE LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE EIGHTEENTH DAY OF OCTOBER, A.D. 1996.


                                            /s/ EDWARD J. FREEL
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

2519401  8300                               Authentication:      8153557
960304252                                   Date:                10-18-96

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